Exhibit 10.1

                                                                     May 1, 2013

     Re: Stevia Corp. Warrant Exercise Reset Offer

To Whom It May Concern:

     We are pleased to offer to you the opportunity to reprice all of the Common Stock Purchase Warrants ("Warrants") held by you and as set forth on Schedule A attached hereto. Reference is made to that certain Securities Purchase Agreement (the "Agreement"), dated August 1, 2012, by and between Stevia Corp. (the "Company") and the purchasers signatory thereto (the "Purchasers" or "Holders"), pursuant to which the Warrants were issued. All terms not defined herein shall have such meanings as set forth in the Agreement. The shares underlying the Warrants ("Warrant Shares") have been registered for sale pursuant to a registration statement on Form S-1 (File No. 333-179745) (the "Registration Statement"). The Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future.

     In consideration for exercising in full the number of Warrants set forth in column II of Schedule A, the Company hereby offers you a reduced exercise price of $0.20, subject to adjustment therein. Accordingly, if you accept this offer and exercise the Warrant for the aggregate exercise price as set forth on column III of Schedule A, the Company shall issue to you three separate series of Common Stock purchase warrants (the "Additional Warrants"), in the form attached hereto as Exhibit A, to purchase the number of shares of Common Stock as set forth in columns IV - VI in Schedule A.

     The Company shall (a) by 9:30 a.m. Eastern Time on the business day immediately following the date you accept this offer, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) within four business days following the date you accept this offer, file a Current Report on Form 8-K, including the form of the Additional Warrants as an exhibit thereto, with the Commission within the time required by the Exchange Act. The Company represents, warrants and covenants that, upon acceptance of this offer and your exercise of the Warrants, the Warrants Shares shall be issued free of any legends or restrictions on resale by you and all of the Warrant Shares shall be delivered electronically through the Depository Trust Company within 2 business days of the date hereof. The terms of the Warrants, including but not limited to the obligations to deliver the Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise (including but not limited to any liquidated damages and compensation in the event of late delivery of the Warrant Shares).

     The Company covenants that, within 10 business days after the acceptance of this offer, it will use best efforts to file a registration statement covering the resale of the shares of Common Stock underlying the Additional Warrants. The Company shall use its reasonable best efforts to have such registration statement declared effective within 30 days after the acceptance of this offering.

     To accept this offer, you must counter execute this letter agreement and return the fully executed agreement to the Company via fax at (317) 536-3222, attn.: George Blankenbaker, President, or via email at george@stevia.co (with a copy to Greenberg Traurig LLP, attn.: Mark Lee, at leema@gtlaw.com or via fax at
(916) 448-1709). If you execute and return this letter within 3 Trading Days after the date first reference above, this shall be deemed to be your formal notice to exercise your Warrants. If you do not execute and return this letter within 3 Trading Days after the date first reference above, you will have been deemed to not have elected to exercise your Warrants and this letter shall act as the Dilutive Issuance Notice as required pursuant to Section 3(b) of your Warrant. As such the Exercise Price of your Warrant shall be reset to $0.20 per Warrant Share and that the number of Warrant Shares issuable pursuant to your Warrant shall be increased such that the aggregate Exercise Price payable under your Warrant, after taking into account this decrease in your Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment.

     Please do not hesitate to call me if you have any questions.

                                  Sincerely yours,

                                  STEVIA CORP.


                                  By: /s/ George Blankenbaker
                                     --------------------------------------
                                  Name:  George Blankenbaker
                                  Title: President
                                  Wire Instructions:
                                  Bank: PNC Bank
                                  ABA: 041000124
                                  SWIFT: PNCCUS33
                                  Beneficiary: Stevia Corp.
                                  Account #: 4804615965

Accepted and Agreed to:

HOLDER: Anson Investments Master Fund LP


By: /s/ Moes Kassam
   -------------------------------------
Name:  Moez Kassam
Title: Portfolio Manager

DTC Instructions:

                                                                      SCHEDULE A

                                    WARRANT EXERCISE AND ISSUANCE SCHEDULE

          Column I                      Column II       Column III        Column IV       Column V        Column VI

                                                         Aggregate         Series A       Series B        Series C
       Name of Holder                   Warrants      Exercise Price       Warrants       Warrants        Warrants
       --------------                   --------      --------------       --------       --------        --------
Anson Investments Master Fund LP        853,333          $170,666         1,877,333      1,066,666       2,346,666